EXHIBIT 11
                         ENERGY RESEARCH CORPORATION
                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                                   Three Months         Nine Months
                                   Ended July 31,      Ended July 31,
                                   1996       1995     1996       1995
                                   ----       ----     ----       ----
PRIMARY

Shares outstanding,
 beginning of period           3,792,873  3,717,270   3,728,914  3,699,683

Weighted average number of
 shares issued, retired and
 issuable share equivalents      353,147    255,862     324,368    271,980
                               ---------   ---------  ---------  ---------
Weighted average number of
 common and common equivalent
 shares outstanding            4,146,020  3,973,132   4,053,282  3,971,663
                               =========  =========   =========  =========

Net income                     $ 122,000  $  73,000   $ 307,000  $ 352,000
                               =========  =========   =========  =========

Net income per common share    $     .03  $     .02   $     .08  $     .09
                               =========  =========   =========  =========

FULLY DILUTED

Weighted average number of
common and common equivalent
sharesoutstanding as
adjusted for full dilution     4,342,020  4,193,132   4,249,282  4,191,663

Adjustment for interest,
net of tax, on convertible
long-term debt                 $  19,000  $  20,000   $  57,000  $  60,000
                               =========  =========   =========  =========

Adjusted net income            $ 141,000  $  93,000   $ 364,000  $ 412,000
                               =========  =========   =========  =========

Net income per
common share   <F1>            $     .03  $     .02   $     .09  $     .10
                               =========  =========   =========  =========

<F1> These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.